UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   April 20, 2006

Covance Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12213	22-3265977
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

210 Carnegie Center, Princeton, New Jersey		08540
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code 609-452-4440

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On April 20, 2006, Covance Clinical Research Unit Inc. (“CCRU”), a wholly-owned subsidiary of Covance Inc. (“Covance”), and TYD Inc. (“TYD”), a wholly-owned subsidiary of CCRU, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Radiant Research Inc. (“Radiant”) and the representatives of the holders of capital stock of Radiant pursuant to which CCRU will acquire Radiant through a merger of TYD with and into Radiant. A copy of the Merger Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

In connection with the entry into the Merger Agreement and immediately prior to the merger between TYD and Radiant, Radiant will spin off its late phase business to a newly-formed entity, Radiant Research Holdings, Inc. (“RR Holdings”), pursuant to which all assets and operations related to Radiant’s late phase and CRO businesses will be owned by RR Holdings.

As a result of the transactions provided for in the Merger Agreement after the closing: (i) Radiant will become a wholly-owned subsidiary of CCRU; (ii) Radiant will own all assets and operations related to Radiant’s current early phase business and will succeed to all the liabilities associated with those assets and operations; and (iii) RR Holdings will own all assets and operations not related to Radiant’s current early phase business and will succeed to all of the liabilities associated with those assets and operations. The total consideration to be paid by CCRU will be approximately $65 million in cash, subject to certain closing and post-closing adjustments.

The consummation of the transactions contemplated in the Merger Agreement is subject to specified closing conditions, including, the required approvals of Radiant stockholders, the expiration or termination of the applicable waiting period under the Hart Scott Rodino Antitrust Improvements Act of 1976, and any other required regulatory approvals.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement. A copy of the press release issued by Covance on April 20, 2006 concerning the transactions is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1                           Agreement and Plan of Merger dated April 20, 2006 between Covance Clinical Research Unit Inc., TYD Inc., Radiant Research Inc., and James Stevenson and Christopher Grant, Jr.

99.1                           Press Release of Covance Inc. dated April 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVANCE INC.

Date: April 26, 2006	/s/ James W. Lovett
	Name:	James W. Lovett
	Title:	Corporate Senior Vice President,
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Agreement and Plan of Merger dated April 20, 2006 between Covance Clinical Research Unit Inc., TYD Inc., Radiant Research Inc., and James Stevenson and Christopher Grant, Jr.

99.1	Press Release of Covance Inc. dated April 20, 2006.